UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 4, 2008	000-30651
Date of Report (Date of earliest event reported)	Commission File Number

INDUSTRIAL MINERALS, INC
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2904 South Sheridan Way, Suite #100, Oakville, Ontario, Canada L6J 7L7
(Address of Principal Executive Offices) (Zip Code)

(905)-829-0220
(Registrant's telephone number, including area code)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Robert Dinning

        On April 4, 2007, the Board of Directors of Industrial Minerals, Inc. (the “Company”) voted to terminate Robert Dinning as the Chief Financial Officer of the Company. Mr. Dinning will remain as a director of the Company. Mr. Dinning has not raised any disagreements with regard to the Company’s financial reporting.

Appointment of Patrick Michaud

        Patrick Michaud was appointed to become the Company’s Chief Financial Officer as of April 7, 2008. Mr. Michaud has over 25 years in the financial services industry. From 2002 until 2007, Mr. Michaud was executive vice president and chief financial officer of Score Media Inc., a publicly traded media company. From 1997 until 2002 he was a senior vice-president and the chief financial officer of GLYCO Design Inc., a biopharmaceutical company. In 1974, Mr. Michaud received a B.Eng degree from the Canadian Royal Military College and an MBA from the University of Western Ontario. Mr. Michaud is 56 years old.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2008	INDUSTRIAL MINERALS INC. By: /s/ David J. Wodar Name: David J. Wodar Title: President